CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Scottsdale Funds of our reports dated October 18, 2023, relating to the financial statements and financial highlights, which appear in Vanguard Total Corporate Bond ETF, Vanguard Russell 1000 Index Fund, Vanguard Russell 1000 Value Index Fund, and Vanguard Russell 1000 Growth Index Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2023, and of our reports dated October 19, 2023, relating to the financial statements and financial highlights, which appear in Vanguard Explorer Value Fund, Vanguard Short-Term Treasury Index Fund, Vanguard Intermediate-Term Treasury Index Fund, Vanguard Long-Term Treasury Index Fund, Vanguard Short-Term Corporate Bond Index Fund, Vanguard Intermediate-Term Corporate Bond Index Fund, Vanguard Long-Term Corporate Bond Index Fund, Vanguard Mortgage-Backed Securities Index Fund,  Vanguard Russell 2000 Index Fund, Vanguard Russell 2000 Value Index Fund, Vanguard Russell 2000 Growth Index Fund, Vanguard Russell 3000 Index Fund and Vanguard Total World Bond ETF’s Annual Reports on Form N-CSR for the year ended August 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 20, 2023